As filed with the Securities and Exchange Commission on October 3, 2014, Registration No. 333-161536

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 on Form S-8
Under
The Securities Act of 1933
PROASSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1261433 (I.R.S. Employer Identification No.)
100 Brookwood Place
Birmingham, Alabama 35209
(Address of Principal Executive Offices)
Amended and Restated
ProAssurance Corporation Stock Ownership Plan
(Full title of the plan)

W. Stancil Starnes
Chief Executive Officer
100 Brookwood Place
Birmingham, Alabama 35209
(Name and address of agent for service)
(205) 877-4400
(Telephone number, including area code, of agent for service)
Copies of all communications to:
Jack P. Stephenson, Esq.
Burr & Forman LLP
Suite3400 • 420 North 20th Street
Birmingham, Alabama 35203
(205) 458-5201

DESCRIPTION OF AMENDMENT
ProAssurance Corporation (the “Registrant”) filed Form S-8 (File No. 333-161536) with the Securities and Exchange Commission on August 24, 2009 (the “Registration Statement”) to register 500,000 shares of its common stock, (the “Registered Shares”) issuable under the Amended and Restated ProAssurance Stock Ownership Plan (the “Plan”). The Registration Statement also relates to an indeterminate number of related shares of common stock of Registrant that may be issued under the Plan upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities and Exchange Commission. The Plan has been terminated and no additional shares will be issued under the Plan. In accordance with the undertaking of the Registrant in Part II of the Registration Statement, this Post-Effective Amendment No. 1 is being filed to deregister and remove as of the date hereof all shares of common stock registered under the Registration Statement that remain unissued under the Plan.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Homewood, State of Alabama, on this third day of October, 2014.

PROASSURANCE CORPORATION
By:	/s/ W. Stancil Starnes
W. Stancil Starnes, J. D.